Exhibit 3.1
Company No.: 122362
MEMORANDUM
AND
ARTICLES OF ASSOCIATION
OF
Redgate Media Group
(Name changed from “RedGate Media Inc.” to “Redgate Media” by Special Resolution passed on 1.8.2008 and the change was completed on 12.8.2008. The name was further changed to “Redgate Media Group” by Special Resolution passed on 23.1.2009 and the change was completed on 29.1.2009)
Incorporated the 8th day of January, 2003
INCORPORATED IN THE CAYMAN ISLANDS

REDGATE MEDIA GROUP
(Incorporated in Cayman Islands)
I, Peter Bush Brack being a director of Redgate Media Group (“the Company”) hereby certify that by Resolutions in Writing of all the Shareholders of the Company entitled to vote on 23 November 2009, the following resolutions were duly passed as Special Resolutions:-
“The attached document marked “AA”, in substantially the form attached hereto, be adopted as an Amendment to the Memorandum & Articles of Association of the Company.”
“Upon the adoption of the Amendment to the Memorandum & Articles of Association, the authorized capital of the Company be increased to 9,546,027 shares of US$0.10 par value into the following classes each of which shall carry the respective rights and restrictions as stated in the Memorandum & Articles of Association, as amended:-
9,205,490 Common Shares
36,627 Class A Preference Shares
50,000 Class B Preference Shares
74,510 Class C Preference Shares
27,938 Class D Preference Shares
41,082 Class E Preference Shares
38,041 Class F Preference Shares
72,339 Class G Preference Shares”
Dated this 25th day of November 2009.

/s/ Peter Bush Brack Peter Bush Brack
Director

AMENDMENT TO MEMORANDUM & ARTICLES OF ASSOCIATION
OF
REDGATE MEDIA GROUP
CLASSES, NUMBER AND PAR VALUE OF SHARES
6.1	The authorised capital of the Company is divided 9,546,027 Shares of US$0.10 which shall further be divided into the following classes each of which shall carry the respective rights and restrictions as are hereinafter provided but in all other respects shall be identical and shall rank pari passu with each other:
6.1.1	9,205,490 Common Shares of US$0.10 par value;

6.1.2	36,627 Class A Preference Shares of US$0.10 par value;

6.1.3	50,000 Class B Preference Shares of US$0.10 par value;

6.1.4	74,510 Class C Preference Shares of US$0.10 par value;

6.1.5	27,938 Class D Preference Shares of US$0.10 par value;

6.1.6	41,082 Class E Preference Shares of US$0.10 par value;

6.1.7	38,041 Class F Preference Shares of US$0.10 par value; and

6.1.8	72,339 Class G Preference Shares of US$0.10 par value;
(the Class A Preference Shares, the Class B Preference Shares, the Class C Preference Shares, the Class D Preference Shares, Class E Preference Shares, Class F Preference Shares and Class G Preference Shares, collectively, the “Preference Shares”)

(the Common Shares and the Preference Shares, collectively, “Shares”)

The rights, preferences, privileges, and restrictions granted to and imposed on the Preference Shares are as set forth below in Clauses 6.2 through 6.6. Subject to any conditions contained in the Memorandum or Articles, the Company can resolve to create further classes of Preference Shares. All such classes of Preference Shares shall carry identical rights and restrictions other than as provided herein.

6.2	Liquidation Preference.
6.2.1	In the event of any liquidation (including but not limited to the acceleration of a material debt), dissolution or winding up, of the Company, either voluntary or involuntary (“Liquidation”), the holders of then existing different classes of Preference Shares will be paid the Original Preference Share Issue Price (subject to adjustment of such fixed dollar amount for any Share splits, Share dividends, Combinations, recapitalisation or the like) for that class of Preference Share (along with accrued and unpaid dividends thereon) held prior to and in preference to any distribution of any assets of the Company to the holders of Common Shares as follows:

Original Preference
Order of Payment	Class of Preference Share	Share Issue Price
First	Class G Preference Shares and Class F Preference Shares on a pro rata, pari passu basis (see below)	US$196.30 & US$262.88
Second	Class E Preference Shares	US$365.13
Third	Class D Preference Shares	US$280.36 & US$262.88
Fourth	Class C Preference Shares	US$108.31
Fifth	Class B Preference Shares	US$40.00
Sixth	Class A Preference Shares	US$20.00
So long as any amounts remain unpaid by the Company to the holders of the Class F Preference Shares issued as collateral pursuant to that certain promissory note dated May 15, 2009 (the “Class F Note”) (“Class F Noteholder”) and holders of the Class G Preference Shares issued as collateral pursuant to that certain promissory note dated November 23, 2009 (the “Class G Note”) (“Class G Noteholder”), the Class F Preference Shares held by the holder of the Class F Note and the Class G Preference Shares held by the holder of the Class G Note will be paid, pari passu, in priority to the other outstanding Class G Preference Shares, the Class E Preference Shares, the Class D Preference Shares, the Class C Preference Shares, the Class B Preference Shares and the Class A Preference Shares. If, upon the occurrence of a Liquidation, the assets and funds distributed among the Class F Noteholder and Class G Noteholder are insufficient to permit the payment to such holders on a pro rata pari passu basis of such amounts specified in the foregoing sentence per Class F Preference Share and Class G Preference Share held, respectively, then the remaining assets and funds of the Company shall be distributed ratably among the Class F Noteholder and Class G Noteholder in proportion to the amount of such Class F Preference Shares and Class G Preference Shares, owned by each such holder.

In the event, all amounts issued under the Class F Note and Class G Note have been repaid, the Class G Preference Shares and Class F Preference Shares will be paid in priority to the Class E Preference Shares, the Class D Preference Shares, the Class C Preference Shares, the Class B Preference Shares and the Class A

Preference Shares, in the following amount = US$196.30 per Class G Preference Shares and US$262.88 per Class F Preference Share. If, upon the occurrence of a Liquidation, the assets and funds distributed among the holders of the Class G Preference Shares and Class F Preference Shares are insufficient to permit the payment to such holders on a pro rata pari passu basis of such amounts specified in the foregoing sentence per Class G Preference Share and Class F Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class G Preference Shares and Class F Preference Shares in proportion to the amount of such Class G Preference Shares and Class F Preference Shares, respectively owned by each such holder.

The Class E Preference Shares will be paid in priority to the Class D Preference Shares, the Class C Preference Shares, the Class B Preference Shares and the Class A Preference Shares, in the following amount = US$365.13 per Class E Preference Share. If, upon the occurrence of a Liquidation, the assets and funds distributed among the holders of the Class E Preference Shares are insufficient to permit the payment to such holders of such amounts specified in the foregoing sentence per Class E Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class E Preference Shares in proportion to the amount of such Class E Preference Shares owned by each such holder.

Upon payment of the amounts specified in the foregoing paragraph per Class E Preference Shares, the Class D Preference Shares will be paid in priority to the Class C Preference Shares, the Class B Preference Shares and the Class A Preference Shares, in the Original Class D Preference Share Issue Price per Class D Preference Share. If, upon the occurrence of a Liquidation, the assets and funds distributed among the holders of the Class D Preference Shares are insufficient to permit the payment to such holders of such amounts specified in the foregoing sentence per Class D Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class D Preference Shares in proportion to the amount of such Class D Preference Shares owned by each such holder.

Upon payment of the amounts specified in the foregoing paragraph for the Class D Preference Share, the Class C Preference Shares will be paid, in priority to the Class B Preference Shares and the Class A Preference Shares, US$108.31 per Class C Preference Share. If upon the occurrence of a Liquidation, the assets and funds distributed among the holders of the Class C Preference Shares are insufficient to permit the payment to such holders US$108.31 per Class C Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class C Preference Shares in proportion to the amounts of such Class C Preference Shares owned by each such holder.

Upon payment of the amounts specified in the foregoing paragraph for the Class C Preference Share, the Class B Preference Shares will be paid, in priority to the

Class A Preference Shares, US$40 per Class B Preference Share. If, upon the occurrence of a Liquidation, the assets and funds distributed among the holders of the Class B Preference Shares are insufficient to permit the payment to such holders of such amounts specified in the foregoing sentence per Class B Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class B Preference Shares in proportion to the amount of such Class B Preference Shares owned by each such holder.

Upon the full satisfaction of Original Preference Share Issue Price per Class B Preference Share, the Class A Preference Shares shall be paid their Original Preference Share Issue Price. If there shall be insufficient assets and funds to be distributed among the Class A Preference members of their full Original Preference Share Issue Price, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class A Preference Shares in proportion to the amounts of such Class A Preference Shares owned by each such holder.
6.2.2	Upon the completion of the distribution required by Clause 6.2.1, the remaining assets and funds of the Company available for distribution to members shall be distributed among all holders of Preference Shares and Common Shares pro rata based on the number of Common Shares held by each of them (assuming full conversion of all such Preference Shares).

6.2.3	(i)	For the purposes of this Clause 6.2, “Liquidation”, shall also be deemed to be occasioned by, or to include (unless the holders of at least a majority of the each class of the Preference Shares then outstanding (including any Common Shares into which they have been converted) shall determine otherwise) a sale of all or substantially all of the assets of the Company or the sale of majority interest in the voting securities of the Company, such that a third party entity now controls the Company.

	(ii)	In the circumstances of Liquidation described in Clause 6.2.3 (i), if the consideration receivable by the Company is other than cash, its value will be deemed its fair market value as determined by the Board. Any securities shall be valued as follows:
(a)	Securities not subject to investment letter or other similar restrictions on free marketability covered by (b) below:
(A)	If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(B)	If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices

(whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C)	If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of least a majority of the voting power of the then outstanding Shares of Preference Shares.
(b)	The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a member’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the fair market value determined as above in (a) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors (the “Board”) and the holders of at least a majority of the voting power of the then outstanding Shares of such Preference Shares.
(iii)	In the event a valuation for the consideration receivable on Liquidation has not been established in accordance with the requirements of this Clause 6.2.3(ii), the Company shall either:
(a)	cause such sale to be postponed until such time as the requirements of this Clause 6.2.3(ii) have been complied with; or

(b)	cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preference Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Clause 6.2.3(iv) hereof.
(iv)	The Company shall give each holder of Preference Shares written notice of any proposed sale of all or substantially all of the assets of the Company for a consideration other than cash not later than twenty (20) days prior to the members’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final Board approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Clause 6.2.3, and the Company shall thereafter give such holders prompt notice of any material changes to the terms of the proposed transaction. The transaction shall in no event become binding upon the Company sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Preference Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of the then outstanding Shares of such Preference Shares.
6.3	Conversion. The holders of Shares shall have conversion rights as follows (the “Conversion Rights”):
6.3.1	Right to Convert. Each Preference Shares shall be convertible at the option of the holder into such number of fully paid Common Shares as is determined by dividing the Original Preference Share Issue Price for that particular class of Preference Share by the Conversion Price for such class of Preference Share, determined as hereafter provided, in effect on the date of the receipt by the Company of written notice of conversion pursuant to Clause 6.3.3. The initial Conversion Price per Share for Shares of a particular class of Preference Shares shall be the Original Preference Share Issue Price of that Class of Preference Share; provided, however, that the Conversion Price for the Preference Shares shall be subject to adjustment as set forth in Clause 6.3.4.

6.3.2	Automatic Conversion.

Unless earlier converted, each Preference Share shall automatically be converted into one or more Common Shares at the Conversion Price at the time in effect for such Preference Shares immediately upon the earlier of (i) the closing of an underwritten initial public offering of the Common Shares or securities representing its Common Shares where the aggregate net proceeds of the offering equal or exceed US$40,000,000 (“Qualifying IPO”) or (ii) with regards to each Class of Preference Shares, the written election to convert all the outstanding Class of Preference Shares of at least two-thirds of such Class of Preference Share outstanding at that time.

6.3.3	Mechanics of Conversion. In order to effect a conversion of Shares described herein (other than a conversion under Clause 6.3.2), the holder of the Shares to be converted shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the number of Shares to be converted and the name or names in which the certificate or certificates for Shares of Common Shares or Preference Shares, as the case may be, are to be issued. Any holder converting Shares shall surrender the certificate or certificates representing the Shares to be converted at the principal corporate office of the Company. Failure to surrender such certificate(s) shall not affect the conversion of any holder’s Shares, provided, that any holder failing to surrender its certificate(s) shall deliver to the Company a duly executed Declaration of Lost Share Certificate in a form reasonably acceptable to the Company, which holder shall indemnify and hold harmless the Company from any cost or expense incurred by any person as a result of the lost certificate(s). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares or Preference Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the notice of conversion is received by the Company (provided that notices of conversion received after the close of business shall be deemed to have been made immediately prior to the close of business on the business day following the date such notice is received), and the Person or Persons entitled to receive the Common Shares or Preference Shares, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. If the conversion is in connection with a Qualifying IPO or other underwritten offering of securities listing on a recognised Stock Exchange, the conversion may, at the option of any holder tendering Shares for conversion (such option to be exercised by written notice delivered to the Company), be conditional upon the closing with the underwriters of the sale of Shares pursuant to such offering, in which event the holder of such Preference Shares shall not be deemed to have converted such Preference Shares until immediately prior to the closing of such sale of securities.

6.3.4	Conversion Price Adjustments of Preference Shares for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preference Shares shall be subject to adjustment from time to time as follows:
[(i)	Intentionally Left Blank];

(ii)	If after the date upon which any Class G Preference Shares were first issued (the “Class G Purchase Date”), the Company issues any common shares or any Options or Convertible Securities (as defined below) (collectively “Additional Stock”) are issued by the Company or the Company enters into any agreements for the purchase or acquisition from the Company of any Additional Stock in a round of financing, for a consideration per share less than the Conversion Price for the Class F Preference Shares or Class G Preference Shares (as the case may be) in effect immediately prior to the issuance of such Additional Stock, the Class F Conversion Price and/or the Class G Conversion Price (as the case may be) in effect immediately prior to each such issuance shall be reduced to a price equal to the Effective Price of such Additional Stock.

(iii)	For the purposes of Clause 6.3.4(ii):

“Aggregate Consideration” received or receivable by the Company for any issue or sale of Additional Stock shall
(a)	to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale or deemed issue or sale and without deduction of any expenses and duties payable by the Company;

(b)	to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board; and

(c)	if Additional Stock is issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Stock.
“Convertible Securities” shall mean Class F Preference Shares and Class G Preference Shares;

“Effective Price” means the quotient determined by dividing the total number of Additional Stock issued or sold, or deemed to be issued or sold, by the Company into the Aggregate Consideration received or receivable by the Company for the issue or sale of such Additional Stock;

“Options” shall mean warrants, options or other rights to purchase or acquire Common Shares or Convertible Securities.

(iv)	In the event the Company at any time or from time to time shall issue any Options or Convertible Securities, then the maximum number of shares of Common Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and/or exercise of such Options, shall be deemed to be the amount of Additional Stock issued as of the time of such issuance of Options or Convertible Securities, provided that:
(a)	Additional Stock shall not be deemed to have been issued unless the consideration per share of such Additional Stock would be less than the Conversion Price in effect for the relevant Class of Preference Shares on the date of and immediately prior to such issue; and

(b)	in any case in which Additional Stock is deemed to be issued
(1)	so long as adjustment has already been made at the time of the deemed issue of the Additional Stock, no further adjustment in Class F Conversion Price or Class G Conversion Price, as applicable, shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)	if such Options or Convertible Securities by their terms

provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or issuable, upon the exercise, conversion or exchange thereof, Class F Conversion Price or Class G Conversion Price, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities which are then outstanding but so that no readjustment shall be required to be made in case of Preference Shares which have been converted to Common Shares or in respect of which a conversion notice has been given; and

(3)	no readjustment pursuant to Subsection (ii) above or otherwise shall have the effect of increasing Class F Conversion Price or Class G Conversion Price, as applicable, to an amount that exceeds the lower of:
(aa)	the Class F Conversion Price or Class G Conversion Price, as applicable, on the original adjustment date (immediately prior to the adjustment); or

(bb)	the Class F Conversion Price or Class G Conversion Price, as applicable, that would have resulted from any issue of Additional Stock between the original adjustment date and such readjustment date.
(4)	the consideration per share received by the Company for Additional Stock deemed to have been issued, relating to Options and Convertible Securities, shall be determined by dividing:
(aa)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(bb)	the maximum number of Common Shares (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(v)	No adjustment of the Conversion Price for the Preference Shares shall be made pursuant to the foregoing provisions of Clause 6.3.4 in an amount less than one cent per Share (US$0.01), provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

(vii)	Except to the limited extent provided for in subsection (x) below and Clause 6.3.4(iv)(b)(3), no adjustment of such Conversion Price pursuant to this Clause 6.3.4 shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(viii)	No adjustment shall be made to the Conversion Price of Preference Shares if (a) the Company issues or reserves for issue Common Shares (or options therefor) granted or issued to employees of the Company or its subsidiaries pursuant to the Company’s Share Option Scheme from time to time; and/or (b) the Company issues any Preference Shares pursuant to that certain Class F Share Purchase Agreement by and between the Company and Uni-Asia Limited, dated May 15, 2009; provided, however, if the Company does issue Preference Shares and is unable by law to repurchase such Preference Shares by no later than May 15, 2012 in accordance with the terms of that certain Class F Share Purchase Agreement, this exclusion shall no longer apply.

(ix)	In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as “Common Shares Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Shares Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preference Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Share of such series shall be increased in proportion to such increase of the aggregate of Common Shares outstanding and those issuable with respect to such Common Shares Equivalents.

(x)	If the number of Common Shares outstanding at any time is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price for the Preference Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each Share of such series shall be decreased in proportion to such decrease in outstanding Shares.

(xi)	Notwithstanding the foregoing, the Conversion Price may not be reduced so that, on conversion, the Common Shares deliverable upon such conversion would fall to be issued at a discount to their par value.
6.3.5	Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Clause 6.3 or Clause 6.2) provision shall be made so that the holders of the Preference Shares shall thereafter be entitled to receive upon conversion of the Preference Shares the number of Shares or other securities or property of the Company or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Clause 6.3 with respect to the rights of the holders of the Preference Shares after the recapitalization to the end that the provisions of this Clause 6.3 (including adjustment of the Conversion Price then in effect and the number of Shares purchasable upon conversion of the Preference Shares) shall be applicable after that event as nearly equivalent as may be practicable.

6.3.6	No Impairment. The Company will not, by amendment of its Memorandum of Association or Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Clause 6.3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preference Shares against impairment.

6.3.7	No Fractional Shares. No fractions of a Common Share shall be issued upon any Share or Shares of the Preference Shares, Options or Convertible Securities, and the number of Common Shares to be issued shall be rounded to the nearest whole Share. Whether or not fractional Shares are issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

6.3.8	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preference Shares pursuant to Clause 6.3.4 or Clause 6.3.5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preference Shares at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Share of Preference Shares.

6.3.9	Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any Shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preference Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

6.3.10	Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of Shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite approval of members of any necessary amendment to this Memorandum of Association.

6.3.11	Notices. Any notice required by the provisions of this Clause 6 to be given to the holders of Preference Shares shall be deemed given if postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.
6.4	General Voting Rights.

The holder of each Preference Share shall have the right to one vote for each Common Shares into which such Preference Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any members’ meeting in accordance with the Articles of Association of the Company, and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all Shares into which Shares of Preference Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6.5	Protective Provisions.

So long as any Preference Shares are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Preference Shares:
6.5.1	alter or change the rights, preferences or privileges of any class of Preference Shares so as to affect adversely such class of Preference Shares;

6.5.2	increase or decrease (other than by conversion) the total number of authorized Preference Shares;

6.5.3	authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Preference Shares with respect to dividends, liquidation, redemption or voting; or

6.5.4	redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Preference Shares or Common Shares other than as provided in Clause 6.2; provided, however, that this restriction shall not apply to the repurchase of Common Shares from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such Shares at cost upon the occurrence of certain events, such as the termination of employment;

6.5.5	increase the authorized number of directors for the corporation to a number that is greater than seven (7); or

6.5.6	take any action which would or is likely to result in any of the following in respect of the Company or any of its subsidiaries (together “Group”):-
(i)	the aggregate liabilities of the Group from time to time (whether actual or contingent) exceeding US$20,000,000;

(ii)	a material change in the business of any member of the Group;

(iii)	an initial public offering of any shares in any member of the Group other than a Qualifying IPO; or

(iv)	any intellectual property or assets of the Company with a value in excess of US$20,000,000 being transferred to any member of the Group whose primary place of business is otherwise than in Hong Kong or the People’s Republic of China.
6.6	Status of Converted and Acquired Shares. No Preference Share acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued.
DIVIDENDS
107A Notwithstanding anything contained herein, no dividends shall be declared paid on the Preference Shares, unless and until a dividend in like amount is declared or paid on each outstanding Common Share. In addition, the holders of Preference Shares shall be entitled to receive on a pari passu basis, when and if declared by the Board, but only out of funds legally available therefore, cash dividends at the rate of one and a half times the amount paid on each outstanding Common Share.

REDGATE MEDIA GROUP
(Incorporated in Cayman Islands)
I, Zhu Ying being a director of Redgate Media Group (“the Company”) hereby certify that by Resolutions in Writing of all the Shareholders of the Company entitled to vote on 15th May, 2009, the following resolutions were duly passed as Special Resolutions:-
“The attached document marked “AA” be adopted as an Amendment to the Memorandum & Articles of Association of the Company and filed with the Registrar of the Cayman Islands.”
“Upon the adoption of the Amendment to the Memorandum & Articles of Association, the authorized capital of the Company be increased to 9,473,688 shares of US$0.10 par value into the following classes each of which shall carry the respective rights and restrictions as stated in the Memorandum & Articles of Association, as amended:-
9,205,490 Common Shares
36,627 Class A Preference Shares
50,000 Class B Preference Shares
74,510 Class C Preference Shares
27,938 Class D Preference Shares
41,082 Class E Preference Shares
38,041 Class F Preference Shares”
Dated this 15th day of May, 2009

/s/ Zhu Ying Zhu Ying
Director

AMENDMENT TO MEMORANDUM & ARTICLES OF ASSOCIATION
OF
REDGATE MEDIA GROUP
CLASSES, NUMBER AND PAR VALUE OF SHARES
6.1	The authorised capital of the Company is divided 9,473,688 Shares of US$0.10 which shall further be divided into the following classes each of which shall carry the respective rights and restrictions as are hereinafter provided but in all other respects shall be identical and shall rank pari passu with each other:
6.1.1	9,205,490 Common Shares of US$0.10 par value;

6.1.2	36,627 Class A Preference Shares of US$0.10 par value;

6.1.3	50,000 Class B Preference Shares of US$0.10 par value;

6.1.4	74,510 Class C Preference Shares of US$0.10 par value;

6.1.5	27,938 Class D Preference Shares of US$0.10 par value;

6.1.6	41,082 Class E Preference Shares of US$0.10 par value; and

6.1.7	38,041 Class F Preference Shares of US$0.10 par value.
(the Class A Preference Shares, the Class B Preference Shares, the Class C Preference Shares, the Class D Preference Shares, Class E Preference Shares and Class F Preference Shares, collectively, the “Preference Shares”)
(the Common Shares and the Preference Shares, collectively, “Shares”)
The rights, preferences, privileges, and restrictions granted to and imposed on the Preference Shares are as set forth below in Clauses 6.2 through 6.6. Subject to any conditions contained in the Memorandum or Articles, the Company can resolve to create further classes of Preference Shares. All such classes of Preference Shares shall carry identical rights and restrictions other than as provided herein.
6.2	Liquidation Preference.
6.2.1	In the event of any liquidation (including but not limited to the acceleration of a material debt), dissolution or winding up, of the Company, either voluntary or involuntary (“Liquidation”), the holders of then existing different classes of Preference Shares will be paid the Original Preference Share Issue Price (subject to adjustment of such fixed dollar amount for any Share splits,Share dividends, combinations, recapitalisation or the like) for that class of Preference Share along with accrued and unpaid dividends thereon) held prior to and in preference to any distribution of any assets of the Company to the holders of Common Shares as follows:

Original Preference
Order of Payment	Class of Preference Share	Share Issue Price
First	Class F Preference Shares	US$262.88
Second	Class E Preference Shares	US$365.13
Third	Class D Preference Shares	US$280.36 & $262.88
Fourth	Class C Preference Shares	US$108.31
Fifth	Class B Preference Shares	US$40.00
Sixth	Class A Preference Shares	US$20.00
The Class F Preference Shares will be paid in priority to the Class E Preference Shares, the Class D Preference Shares, the Class C Preference Shares, the Class B Preference Shares and the Class A Preference Shares, in the following amount = US$262.88 per Class F Preference Share. If, upon the occurrence of a liquidation, the assets and funds distributed among the holders of the Class F Preference Shares are insufficient to- permit the payment to such holders of such amounts specified in the foregoing sentence per Class F Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class F Preference Shares in proportion to the amount of such Class F Preference Shares owned by each such holder.

The Class E Preference Shares will be paid in priority to the Class D Preference Shares, the Class C Preference Shares, the. Class B Preference Shares and the Class A Preference Shares, in the following amount = US$365.13 per Class E Preference Share. If, upon the occurrence of a liquidation, the assets and funds distributed among the holders of the Class E Preference Shares are insufficient to permit the payment to such holders of such amounts specified in the foregoing sentence per Class E Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class E Preference Shares in proportion to the amount of such Class E Preference Shares owned by each such holder.

Upon payment of the amounts specified in the foregoing paragraph per Class E Preference Shares, the Class D Preference Shares will be paid in priority to the Class C Preference Shares, the Class B Preference Shares and the Class A preference Shares, in the Original Class D Preference Share Issue Price per Class D Preference Share. If, upon the occurrence of a liquidation, the assets and funds distributed among the holders of the Class D Preference Shares are insufficient to permit the payment to such holders of such amounts specified in the foregoing sentence per Class D Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class D Preference Shares in proportion to the amount of such Class D Preference Shares owned by each such holder.
Upon payment of the amounts specified in the foregoing paragraph for the Class D Preference Share, the Class C Preference Shares will be paid, in priority to the Class B Preference Shares and the Class A Preference Shares, US$86.50 per Class C Preference Share. If upon the occurrence of a Liquidation, the assets and funds distributed among the holders of the Class C Preference Shares are insufficient to permit the payment to such holders US$86.50 per Class C Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class C Preference Shares in proportion to the amounts of such Class C Preference Shares owned by each such holder.

Upon the payment of US$86.50 per Class C Preference Share, the Class C Preference Share and the Class B Preference Shares will be paid in priority to the Class A Preference Shares. If, after the payment of the US$86.50 per Class C Preference Share, the assets and funds distributed among the holders of Class C Preference Shares and Class B Preference Shares shall be sufficient to permit the payment to such holders of the full Original Preference Share Issue Price, then the Class C Preference Share holders shall be paid US$21.81 per Class C preference Share and the Class B Preference Share holders shall be paid US$40 per share. If, after the payment of the US$86.50 per Class C Preference Share, the assets and funds distributed among the holders of Class C Preference Shares and Class B Preference Shares shall be insufficient to permit the payment to such holders of the full Original Preference Share Issue Price or the balance thereof, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class C and Class B Preference Shares in proportion to the amounts of such Class C and Class B Preference Shares owned by each such holder.

Upon the full satisfaction of Original Preference Share price of the Class C Preference Shares and the Class B Preference Shares, the Class A Preference Shares shall be paid their Original Preference Share Issue Price. If there shall be insufficient assets and funds to be distributed among the Class A Preference members of their full Original Preference Share Issue Price, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class A Preference Shares in proportion to the amounts of such Class A Preference Shares owned by each such holder.
6.2.2	Upon the completion of the distribution required by Clause 6.2.1, the remaining assets and funds of the Company available for distribution to members shall be distributed among all holders of Preference Shares and Common Shares pro rata based on the number of Common Shares held by each of them (assuming full conversion of all such Preference Shares).

6.2.3	(i) For the purposes of this Clause 6.2, “Liquidation”, shall also be deemed to be occasioned by, or to include (unless the holders of at least a majority of the each class of the Preference Shares then outstanding (including any Common Shares into which they have been converted) shall determine otherwise) a sale of all or substantially all of the assets of the Company or the sale of majority interest in the voting securities of the Company, such that a third party entity now controls the Company.
(ii)	In the circumstances of a Liquidation described in Clause 6.2.3 (i), if the consideration receivable by the Company is other than cash, its value will be deemed its fair market value as determined by the Board of Directors. Any securities shall be valued as follows:
(a)	Securities not subject to investment letter or other similar restrictions on free marketability covered by (b) below:
(A)	If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(B)	If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C)	If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of least a majority of the voting power of the then outstanding Shares of Preference Shares.
(b)	The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a member’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the fair market value determined as above in (a) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of the then outstanding Shares of such Preference Shares.
(iii)	In the event a valuation for the consideration receivable on Liquidation has not been established in accordance with the requirements of this Clause 6.2.3(ii), the Company shall either:
(a)	cause such sale to be postponed until such time as the requirements of this Clause 6.2.3(ii) have been complied with; or

(b)	cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preference Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Clause 6.2.3(iv) hereof.
(iv)	The Company shall give each holder of Preference Shares written notice of any proposed sale of all or substantially all of the assets of the Company for a consideration other than cash not later than twenty (20) days prior to the members’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final Board approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Clause 6.2.3, and the Company shall thereafter give such holders prompt notice of any material changes to the terms of the proposed transaction. The transaction shall in no event become binding upon the Company sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Preference Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of the then outstanding Shares of such Preference Shares.
6.3	Conversion. The holders of Shares shall have conversion rights as follows (the “Conversion Rights”):
6.3.1	Right to Convert. Each Preference Shares shall be convertible at the option of the holder into such number of fully paid Common Shares as is determined by dividing the Original Preference Share Issue Price for that particular class of Preference Share by the Conversion Price for such class of Preference Share, determined as hereafter provided, in effect on the date of the receipt by the Company of written notice of conversion pursuant to Clause 6.3.3. The initial Conversion Price per Share for Shares of a particular class of Preference Shares shall be the Original Preference Share Issue Price of that Class of Preference Share; provided, however, that the Conversion Price for the Preference Shares shall be subject to adjustment as set forth in Clause 6.3.4.

6.3.2	Automatic Conversion.

Unless earlier converted, each Preference Share shall automatically be converted into one or more Common Shares at the Conversion Price at the time in effect for such Preference Shares immediately upon the earlier of (i) the closing of an underwritten initial public offering of the Common Shares where the aggregate net proceeds to the Company equal or exceed US$40 million (“Qualifying IPO”) or (ii) with regards to each Class of Preference Shares, the written election to convert all the outstanding Class of Preference Shares of at least two-thirds of such Class of Preference Share outstanding at that time.

6.3.3	Mechanics of Conversion. In order to effect a conversion of Shares described herein (other than a conversion under Clause 6.3.2), the holder of the Shares to be converted shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the number of Shares to be converted and the name or names in which the certificate or certificates for Shares of Common Shares or Preference Shares, as the case may be, are to be issued. Any holder converting Shares shall surrender the certificate or certificates representing the Shares to be converted at the principal corporate office of the Company. Failure to surrender such certificate(s) shall not affect the conversion of any holder’s Shares, provided, that any holder failing to surrender its certificate(s) shall deliver to the Company a duly executed Declaration of Lost Share Certificate in a form reasonably acceptable to the Company, which holder shall indemnify and hold harmless the Company from any cost or expense incurred by any person as a result of the lost certificate(s). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares or Preference Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the notice of conversion is received by the Company (provided that notices of conversion received after the close of business shall be deemed to have been made immediately prior to the close of business on the business day following the date such notice is received), and the Person or Persons entitled to receive the Common Shares or Preference Shares, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. If the conversion is in connection with a Qualifying IPO or other underwritten offering of securities listing on a recognised Stock Exchange, the conversion may, at the option of any holder tendering Shares for conversion (such option to be exercised by written notice delivered to the Company), be conditional upon the closing with the underwriters of the sale of Shares pursuant to such offering, in which event the holder of such Preference Shares shall not be deemed to have converted such Preference Shares until immediately prior to the closing of such sale of securities.

6.3.4	Conversion Price Adjustments of Preference Shares for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preference Shares shall be subject to adjustment from time to time as follows:
[(i)	Intentionally Left Blank];

(ii)	If after the date upon which any Class F Preference Shares were first issued (the “Class F Purchase Date”) any common shares or any Options or Convertible Securities (as defined below) (collectively “Additional Stock”) are issued by the Company or the Company enters into any agreements for the purchase or acquisition from the Company of any Additional Stock in a round of financing in which the Company raises an aggregate of at least US$50,000,000 from investors of the Company, for a consideration per share less than the Conversion Price for the Class A Preference Shares, Class B Preference Shares, Class C Preference Shares, Class D Preference Shares, Class E Preference Shares or Class F Preference Shares (as the case may be) in effect immediately prior to the issuance of such Additional Stock, the Class A Conversion Price, Class B Conversion Price, the Class C Conversion Price, Class D Conversion Price, the Class E Conversion Price and/or the Class F Conversion Price (as the case may be) in effect immediately prior to each such issuance shall be adjusted by applying the following formula:
A = B x C
where:

A	=	the relevant Conversion Price after adjustment;

B	=	the relevant Conversion Price in effect immediately prior to the date of issue or deemed issue of the Additional Stock;

C	=	the adjustment ratio, which shall be calculated as follows:

C =	(D+E)

(D+F)
where:

D	=	the total number of Common Shares issued or agreed to be issued (on an as-converted basis for existing classes of Preference Shares) immediately prior to the issuance of the Additional Stock;

E	=	the total number of Additional Stock (on an as-converted basis to Common Shares) to be issued against the Aggregate Consideration received by the Company or deemed to be issued at the relevant Conversion Price immediately prior to adjustment;

F	=	the aggregate number of Additional Stock (on an as-converted basis to Common Shares) to be issued or deemed to be issued against the Aggregate Consideration received by the Company at the Effective Price per share of Additional Stock;
(iii)	For the purposes of Clause 6.3.4(ii) and Clause 6.3.4(v):

“Aggregate Consideration” received or receivable by the Company for any issue or sale of Additional Stock shall
(a)	to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale or deemed issue or sale and without deduction of any expenses and duties payable by the Company;

(b)	to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board; and

(c)	if Additional Stock is issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Stock.
“Convertible Securities” shall mean Class A Preference Shares, Class B Preference Shares, Class C Preference Shares, Class D Preference Shares, Class E Preference Shares, and Class F Preference Shares or any other securities convertible into or exchangeable for Common Shares;

“Effective Price” means the quotient determined by dividing the total number of Additional Stock issued or sold, or deemed to be issued or sold, by the Company into the Aggregate Consideration received or receivable by the Company for the issue or sale of such Additional Stock;

“Options” shall mean warrants, options or other rights to purchase or acquire Common Shares or Convertible Securities.
(iv)	In the event the Company at any time or from time to time shall issue any Options or Convertible Securities, then the maximum number of shares of Common Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and/or exercise of such Options, shall be deemed to be the amount of Additional Stock issued as of the time of such issuance of Options or Convertible Securities, provided that:
(a)	Additional Stock shall not be deemed to have been issued unless the consideration per share of such Additional Stock would be less than the Conversion Price in effect for the relevant Class of Preference Shares on the date of and immediately prior to such issue; and

(b)	in any case in which Additional Stock is deemed to be issued

(1)	so long as adjustment has already been made at the time of the deemed issue of the Additional Stock, no further adjustment in the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class D Conversion Price, Class E Conversion Price or Class F Conversion Price, as applicable, shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or issuable, upon the exercise, conversion or exchange thereof, the Class A Conversion Price, Class B Conversion Price Class C Conversion Price, Class D Conversion Price, Class E Conversion Price or Class F Conversion Price, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities which are then outstanding but so that no readjustment shall be required to be made in case of Preference Shares which have been converted to Common Shares or in respect of which a conversion notice has been given; and

(3)	no readjustment pursuant to Subsection (ii) above or otherwise shall have the effect of increasing the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class D Conversion Price, Class E Conversion Price or Class F Conversion Price, as applicable, to an amount that exceeds the lower of:
(aa)	the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class D Conversion Price, Class E Conversion Price or Class F Conversion Price, as applicable, on the original adjustment date (immediately prior to the adjustment); or

(bb)	the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class D Conversion Price, Class E Conversion Price or

Class F Conversion Price, as applicable, that would have resulted from any issue of Additional Stock between the original adjustment date and such readjustment date.
(4)	the consideration per share received by the Company for Additional Stock deemed to have been issued, relating to Options and Convertible Securities, shall be determined by dividing:
(aa)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(bb)	the maximum number of Common Shares (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(v)	If the Company shall issue or agree to issue any Additional Stock after the Class F Purchase Date in a round of financing in which the Company raises less than US$50,000,000 for a consideration per share less than the Conversion Price for a relevant Class of Preference Shares in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the relevant Preference Shares in effect immediately prior to such issuance shall forthwith be reduced to a price equal to the Effective Price of such Additional Stock.

(vi)	No adjustment of the Conversion Price for the Preference Shares shall be made pursuant to the foregoing provisions of Clause 6.3.4 in an amount less than one cent per Share (US$0.01), provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

(vii)	Except to the limited extent provided for in subsection (x) below and Clause 6.3.4(iv)(b)(3), no adjustment of such Conversion Price pursuant to this Clause 6.3.4 shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(viii)	No adjustment shall be made to the Conversion Price of Preference Shares if (a) the Company issues or reserves for issue Common Shares (or options therefor) granted or issued to employees of the Company or its subsidiaries pursuant to the Company’s Share Option Scheme from time to time; and/or (b) the Company issues any Preference Shares pursuant to that certain Class F Share Purchase Agreement by and between the Company and Uni-Asia Limited, dated May15, 2009; provided, however, if the Company does issue Preference Shares and is unable by law to repurchase such Preference Shares by no later than May 15, 2012 in accordance with the terms of that certain Class F Share Purchase Agreement, this exclusion shall no longer apply.

(ix)	In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as “Common Shares Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Shares Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preference Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Share of such series shall be increased in proportion to such increase of the aggregate of Common Shares outstanding and those issuable with respect to such Common Shares Equivalents.

(x)	If the number of Common Shares outstanding at any time is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price for the Preference Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each Share of such series shall be decreased in proportion to such decrease in outstanding Shares.

(xi)	Notwithstanding the foregoing, the Conversion Price may not be reduced so that, on conversion, the Common Shares deliverable upon such conversion would fall to be issued at a discount to their par value.
6.3.5	Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Clause 6.3 or Clause 6.2) provision shall be made so that the holders of the Preference Shares shall thereafter be entitled to receive upon conversion of the Preference Shares the number of Shares or other securities or property of the Company or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Clause 6.3 with respect to the rights of the holders of the Preference Shares after the recapitalization to the end that the provisions of this Clause 6.3 (including adjustment of the Conversion Price then in effect and the number of Shares purchasable upon conversion of the Preference Shares) shall be applicable after that event as nearly equivalent as may be practicable.

6.3.6	No Impairment. The Company will not, by amendment of its Memorandum of Association or Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Clause 6.3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preference Shares against impairment.

6.3.7	No Fractional Shares. No fractions of a Common Share shall be issued upon any Share or Shares of the Preference Shares, Options or Convertible Securities, and the number of Common Shares to be issued shall be rounded to the nearest whole Share. Whether or not fractional Shares are issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

6.3.8	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preference Shares pursuant to Clause 6.3.4 or Clause 6.3.5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preference Shares at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Share of Preference Shares.

6.3.9	Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any Shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preference Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

6.3.10	Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of Shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite approval of members of any necessary amendment to this Memorandum of Association.

6.3.11	Notices. Any notice required by the provisions of this Clause 6 to be given to the holders of Preference Shares shall be deemed given if postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.
6.4	General Voting Rights.
The holder of each Preference Share shall have the right to one vote for each Common Shares into which such Preference Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any members’ meeting in accordance with the Articles of Association of the Company, and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all Shares into which Shares of Preference Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6.5	Protective Provisions.
So long as any Preference Shares are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Preference Shares:
6.5.1	alter or change the rights, preferences or privileges of any class of Preference Shares so as to affect adversely such class of Preference Shares;

6.5.2	increase or decrease (other than by conversion) the total number of authorized Preference Shares;

6.5.3	authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Preference Shares with respect to dividends, liquidation, redemption or voting; or

6.5.4	redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Preference Shares or Common Shares other than as provided in Clause 6.2 ; provided, however, that this restriction shall not apply to the repurchase of Common Shares from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such Shares at cost upon the occurrence of certain events, such as the termination of employment;

6.5.5	increase the authorized number of directors for the corporation to a number that is greater than seven (7); or

6.5.6	take any action which would or is likely to result in any of the following in respect of the Company or any of its subsidiaries (together “Group”):-
(i)	the aggregate liabilities of the Group from time to time (whether actual or contingent) exceeding US$20 million;

(ii)	a material change in the business of any member of the Group;

(iii)	an initial public offering of any shares in any member of the Group other than a Qualifying IPO; or

(iv)	any intellectual property or assets of the Company with a value in excess of US$20 million being transferred to any member of the Group whose primary place of business is otherwise than in Hong Kong or the People’s Republic of China.
6.6	Status of Converted and Acquired Shares. No Preference Share acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued.

DIVIDENDS
107A Notwithstanding anything contained herein, no dividends shall be declared paid on the Preference Shares, unless and until a dividend in like amount is declared or paid on each outstanding Common Share. In addition, the holders of Preference Shares shall be entitled to receive on a pari passu basis, when and if declared by the board of directors, but only out of funds legally available therefore, cash dividends at the rate of one and a half times the amount paid on each outstanding Common Share.

OI-122362

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

Redgate Media

having by Special resolution dated 23rd day of January Two Thousand Nine changed its name, is now incorporated under name of

Redgate Media Group

Given under my hand and Seal at George Town in the Island of Grand Cayman this 29th day of January Two Thousand Nine

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

An Authorised Officer,
Registry of Companies,
Cayman Islands.

COPY

OI-122362

Certificate of Incorporation on Change of Name

I DO HEREBY CERTIFY that

RedGate Media Inc.

having by Special resolution dated 1st day of August Two Thousand Eight changed its name, is now incorporated under name of

Redgate Media

Given under my hand and Seal at George Town in the Island of Grand Cayman this 12th day of August Two Thousand Eight

An Authorised Officer,
Registry of Companies,
Cayman Islands

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

REDGATE MEDIA INC.
(Incorporated in Cayman Islands)
I, Peter Bush Brack being a director of REDGATE MEDIA INC. (“the Company”) hereby certify that by Resolutions in Writing of all the Shareholders of the Company entitled to vote on 20th June, 2008, the following resolutions were duly passed as Special Resolutions:-
“The attached document marked “AA” be adopted as an Amendment to the Memorandum & Articles of Association of the Company.”
“Upon the adoption of the Amendment to the Memorandum & Articles of Association, the authorized capital of the Company be increased to 9,435,647 shares of US$0.10 par value into the following classes each of which shall carry the respective rights and restrictions as stated in the Memorandum & Articles of Association, as amended:-
9,205,490 Common Shares
36,627 Class A Preference Shares
50,000 Class B Preference Shares
74,510 Class C Preference Shares
27,938 Class D Preference Shares
41,082 Class E Preference Shares”
Dated this 20th day of June 2008
/s/ Peter Bush Brack

Peter Bush Brack
Director

AA
AMENDMENT TO MEMORANDUM & ARTICLES OF ASSOCIATION
OF
REDGATE MEDIA INC.
CLASSES, NUMBER AND PAR VALUE OF SHARES
6.1	The authorised capital of the Company is divided into 9,435,647 Shares of US$0.10 which shall further be divided into the following classes each of which shall carry the respective rights and restrictions as are hereinafter provided but in all other respects shall be identical and shall rank pari passu with each other:
6.1.1	9,205,490 Common Shares of US$0.10 par value;

6.1.2	36,627 Class A Preference Shares of US$0.10 par value;

6.1.3	50,000 Class B Preference Shares of US$0.10 par value;

6.1.4	74,510 Class C Preference Shares of US$0.10 par value;

6.1.5	27,938 Class D Preference Shares of US$0.10 par value; and

6.1.6	41,082 Class E Preference Shares of US$0.10 par value.
(the Class A Preference Shares, the Class B Preference Shares, the Class C Preference Shares, the Class D Preference Shares and Class E Preference Shares, collectively, the “Preference Shares”)

(the Common Shares and the Preference Shares, collectively, “Shares”)

The rights, preferences, privileges, and restrictions granted to and imposed on the Preference Shares are as set forth below in Clauses 6.2 through 6.6. Subject to any conditions contained in the Memorandum or Articles, the Company can resolve to create further classes of Preference Shares. All such classes of Preference Shares shall carry identical rights and restrictions other than as provided herein.

6.2	Liquidation Preference.
6.2.1	In the event of any liquidation (including but not limited to the acceleration of a material debt), dissolution or winding up, of the Company, either voluntary or involuntary (“Liquidation”), the holders of then existing different classes of Preference Shares will be paid the Original Preference Share Issue Price (subject to adjustment of such fixed dollar amount for any Share splits, Share dividends, combinations, recapitalisation or the like) for that class of Preference Share (along with accrued and unpaid dividends thereon) held prior to and in preference to any distribution of any assets of the Company to the holders of Common Share as follows:

Original Preference
Order of Payment	Class of Preference Share	Share Issue Price
First	Class E Preference Shares	US$365.13
Second	Class D Preference Shares	US$280.36 & $262.88
Third	Class C Preference Shares	US$108.31
Fourth	Class B Preference Shares	US$40:00
Fifth	Class A Preference Shares	US$20.00
The Class E Preference Shares will be paid in priority to the Class D Preference Shares, the Class C Preference Shares, the Class B Preference Shares and the Class A Preference Shares, in the following amounts = US$365.13 per Class E Preference Share. If, upon the occurrence of a liquidation, the assets and funds distributed among the holders of the Class E Preference Shares are insufficient to permit the payment to such holders of such amounts specified in the foregoing sentence per Class E Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class E Preference Shares in proportion to the amount of such Class E Preference Shares owned by each such holder.
Upon payment of the amounts specified in the foregoing paragraph per Class E Preference Shares, the Class D Preference Shares will be paid in priority to the Class C Preference Shares, the Class B Preference Shares and the Class A Preference Shares, in the Original Class D Preference Share Issue Price per Class D Preference Share. If, upon the occurrence of a liquidation, the assets and funds distributed among the holders of the Class D Preference Shares are insufficient to permit the payment to such holders of such amounts specified in the foregoing sentence per Class D Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class D Preference Shares in proportion to the amount of such Class D Preference Shares owned by each such holder.
Upon payment of the amounts specified in the foregoing paragraph per Class D Preference Share, the Class C Preference Shares will be paid, in priority to the Class B Preference Shares and the Class A Preference Shares, US$86.50 per Class C Preference Share. If upon the occurrence of a Liquidation, the assets and funds distributed among the holders of the Class C Preference Shares are insufficient to permit the payment to such holders US$86.50 per Class C Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class C Preference Shares in proportion to the amounts of such Class C Preference Shares owned by each such holder.

Upon the payment of US$86.50 per Class C Preference Share, the Class C Preference Share and the Class B Preference Shares will be paid in priority to the Class A Preference Shares. If, after the payment of the US$86.50 per Class C Preference Share, the assets and funds distributed among the holders of Class C Preference Shares and Class B Preference Shares shall be sufficient to permit the payment to such holders of the full Original Preference Share Issue Price, then the Class C Preference Share holders shall be paid US$21.81 per Class C preference Share and the Class B Preference Share holders shall be paid US$40 per share. If, after the payment of the US$86.50 per Class C Preference Share, the assets and funds distributed among the holders of Class C Preference Shares and Class B Preference Shares shall be insufficient to permit the payment to such holders of the full Original Preference Share Issue Price or the balance thereof, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class C and Class B Preference Shares in proportion to the amounts of such Class C and Class B Preference Shares owned by each such holder.

Upon the full satisfaction of Original Preference Share price of the Class C Preference Shares and the Class B Preference Shares, the Class A Preference Shares shall be paid their Original Preference Share Issue Price. If there shall be insufficient assets and funds to be distributed among the Class A Preference members of their full Original Preference Share Issue Price, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class A Preference Shares in proportion to the amounts of such Class A Preference Shares owned by each such holder.

6.2.2	Upon the completion of the distribution required by Clause 6.2.1, the remaining assets and funds of the Company available for distribution to members shall be distributed among all holders of Preference Shares and Common Shares pro rata based on the number of Common Shares held by each of them (assuming full conversion of all such Preference Shares).

6.2.3
(i)  For the purposes of this Clause 6.2, “Liquidation”, shall also be deemed to be occasioned by, or to include (unless the holders of at least a majority of the each class of the Preference Shares then outstanding (including any Common Shares into which they have been converted) shall determine otherwise) a sale of all or substantially all of the assets of the Company or the sale of majority interest in the voting securities of the Company, such that a third party entity now controls the Company.

(ii)	In the circumstances of a Liquidation described in Clause 6.2.3 (i), if the consideration receivable by the Company is other than cash, its value will be deemed its fair market value as determined by the Board of Directors. Any securities shall be valued as follows:
(a)	Securities not subject to investment letter or other similar restrictions on free marketability covered by (b) below:

(A)	If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(B)	If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C)	If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of least a majority of the voting power of the then outstanding Shares of Preference Shares.
(b)	The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a member’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the fair market value determined as above in (a) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of the then outstanding Shares of such Preference Shares.
(iii)	In the event a valuation for the consideration receivable on Liquidation has not been established in accordance with the requirements of this Clause 6.2.3(ii), the Company shall either:
(a)	cause such sale to be postponed until such time as the requirements of this Clause 6.2.3(ii) have been complied with; or
(b)	cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preference Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Clause 6.2.3(iv) hereof.
(iv)	The Company shall give each holder of Preference Shares written notice of any proposed sale of all or substantially all of the assets of the Company for a consideration other than cash not later than twenty (20) days prior to the members’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final Board approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Clause 6.2.3, and the Company shall thereafter give such holders prompt notice of any material changes to the terms of the proposed transaction. The transaction shall in no event become binding upon the Company sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Preference Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of the then outstanding Shares of such Preference Shares.
6.3	Conversion. The holders of Shares shall have conversion rights as follows (the “Conversion Rights”):
6.3.1	Right to Convert. Each Preference Shares shall be convertible at the option of the holder into such number of fully paid Common Shares as is determined by dividing the Original Preference Share Issue Price for that particular class of Preference Share by the Conversion Price for such class of Preference Share, determined as hereafter provided, in effect on the date of the receipt by the Company of written notice of conversion pursuant to Clause 6.3.3. The initial Conversion Price per Share for Shares of a particular class of Preference Shares shall be the Original Preference Share Issue Price of that Class of Preference Share; provided, however, that the Conversion Price for the Preference Shares shall be subject to adjustment as set forth in Clause 6.3.4.

6.3.2	Automatic Conversion.

Unless earlier converted, each Preference Share shall automatically be converted into one or more Common Shares at the Conversion Price at the time in effect for such Preference Shares immediately upon the earlier of (i) the closing of an underwritten initial public offering of the Common Shares where the aggregate net proceeds to the Company equal or exceed US$40 million (“Qualifying IPO”) or (ii) with regards to each Class of Preference Shares, the written election to convert all the outstanding Class of Preference Shares of at least two-thirds of such Class of Preference Share outstanding at that time.

6.3.3	Mechanics of Conversion. In order to effect a conversion of Shares described herein (other than a conversion under Clause 6.3.2), the holder of the Shares to be converted shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the number of Shares to be converted and the name or names in which the certificate or certificates for Shares of Common Shares or Preference Shares, as the case may be, are to be issued. Any holder converting Shares shall surrender the certificate or certificates representing the Shares to be converted at the principal corporate office of the Company. Failure to surrender such certificate(s) shall not affect the conversion of any holder’s Shares, provided, that any holder failing to surrender its certificate(s) shall deliver to the Company a duly executed Declaration of Lost

Share Certificate in a form reasonably acceptable to the Company, which holder shall indemnify and hold harmless the Company from any cost or expense incurred by any person as a result of the lost certificate(s). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares or Preference Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the notice of conversion is received by the Company (provided that notices of conversion received after the close of business shall be deemed to have been made immediately prior to the close of business on the business day following the date such notice is received), and the Person or Persons entitled to receive the Common Shares or Preference Shares, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. If the conversion is in connection with a Qualifying IPO or other underwritten offering of securities listing on a recognised Stock Exchange, the conversion may, at the option of any holder tendering Shares for conversion (such option to be exercised by written notice delivered to the Company), be conditional upon the closing with the underwriters of the sale of Shares pursuant to such offering, in which event the holder of such Preference Shares shall not be deemed to have converted such Preference Shares until immediately prior to the closing of such sale of securities.
6.3.4	Conversion Price Adjustments of Preference Shares for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preference Shares shall be subject to adjustment from time to time as follows:
[(i)	Intentionally Left Blank];
(ii)	If after the date upon which any Class E Preference Shares were first issued (the “Class E Purchase Date”) any common shares or any Options or Convertible Securities (as defined below) (collectively “Additional Stock”) are issued by the Company or the Company enters into any agreements for the purchase or acquisition from the Company of any Additional Stock in a round of financing in which the Company raises an aggregate of at least US$50,000,000 from investors of the Company, for a consideration per share less than the Conversion Price for the Class A Preference Shares, Class B Preference Shares, Class C Preference Shares, Class D Preference Shares or Class E Preference Shares (as the case may be) in effect immediately prior to the issuance of such Additional Stock, the Class A Conversion Price, Class B Conversion Price, the Class C Conversion Price, Class D Conversion Price and/or the Class E Conversion Price (as the case may be) in effect immediately prior to each such issuance shall be adjusted by applying the following formula:
A = B x C

where:

A	=	the relevant Conversion Price after adjustment;

B	=	the relevant Conversion Price in effect immediately prior to the date of issue or deemed issue of the Additional Stock;

C	=	the adjustment ratio, which shall be calculated as follows:
(D+E)
C=
(D+F)
where:

D	=	the total number of Common Shares issued or agreed to be issued (on an as-converted basis for existing classes of Preference Shares) immediately prior to the issuance of the Additional Stock;

E	=	the total number of Additional Stock (on an as-converted basis to Common Shares) to be issued against the Aggregate Consideration received by the Company or deemed to be issued at the relevant Conversion Price immediately prior to adjustment;

F	=	the aggregate number of Additional Stock (on an as-converted basis to Common Shares) to be issued or deemed to be issued against the Aggregate Consideration received by the Company at the Effective Price per share of Additional Stock;
(iii)	For the purposes of Clause 6.3.4(ii) and Clause 6.3.4(v):

“Aggregate Consideration” received or receivable by the Company for any issue or sale of Additional Stock shall
(a)	to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale or deemed issue or sale and without deduction of any expenses and duties payable by the Company;

(b)	to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board; and

(c)	if Additional Stock is issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Stock.
“Convertible Securities” shall mean Class A Preference Shares, Class B Preference Shares, Class C Preference Shares, Class D Preference Shares, Class E Preference Shares or any other securities convertible into or exchangeable for Common Shares;

“Effective Price” means the quotient determined by dividing the total number of Additional Stock issued or sold, or deemed to be issued or sold, by the Company into the Aggregate Consideration received or receivable by the Company for the issue or sale of such Additional Stock;

“Options” shall mean warrants, options or other rights to purchase or acquire Common Shares or Convertible Securities.

(iv)	In the event the Company at any time or from time to time shall issue any Options or Convertible Securities, then the maximum number of shares of Common Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and/or exercise of such Options, shall be deemed to be the amount of Additional Stock issued as of the time of such issuance of Options or Convertible Securities, provided that:
(a)	Additional Stock shall not be deemed to have been issued unless the consideration per share of such Additional Stock would be less than the Conversion Price in effect for the relevant Class of Preference Shares on the date of and immediately prior to such issue; and

(b)	in any case in which Additional Stock is deemed to be issued
(1)	so long as adjustment has already been made at the time of the deemed issue of the Additional Stock, no further adjustment in the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class D Conversion Price or Class E Conversion Price, as applicable, shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or issuable, upon the exercise, conversion or exchange thereof, the Class A Conversion Price, Class B Conversion Price Class C Conversion Price, Class D Conversion Price or Class E Conversion Price, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities which are then outstanding but so that no readjustment shall be required to be made in case of Preference Shares which have been converted to Common Shares or in respect of which a conversion notice has been given; and
(3)	no readjustment pursuant to Subsection (ii) above or otherwise shall have the effect of increasing the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class D Conversion Price or Class E Conversion Price, as applicable, to an amount that exceeds the lower of:
(aa)	the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class D Conversion Price or Class E Conversion Price, as applicable, on the original adjustment date (immediately prior to the adjustment); or
(bb)	the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price, Class D Conversion Price or Class E Conversion Price, as applicable, that would have resulted from any issue of Additional Stock between the original adjustment date and such readjustment date.
(4)	the consideration per share received by the Company for Additional Stock deemed to have been issued, relating to Options and Convertible Securities, shall be determined by dividing:
(aa)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(bb)	the maximum number of Common Shares (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(v)	If the Company shall issue or agree to issue any Additional Stock after the Class E Purchase Date in a round of financing in which the Company raises less than US$50,000,000 for a consideration per share less than the Conversion Price for a relevant Class of Preference Shares in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the relevant Preference Shares in effect immediately prior to such issuance shall forthwith be reduced to a price equal to the Effective Price of such Additional Stock.

(vi)	No adjustment of the Conversion Price for the Preference Shares shall be made pursuant to the foregoing provisions of Clause 6.3.4 in an amount less than one cent per Share (US$0.01), provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

(vii)	Except to the limited extent provided for in subsection (x) below and Clause 6.3.4(iv)(b)(3), no adjustment of such Conversion Price pursuant to this Clause 6.3.4 shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(viii)	No adjustment shall be made to the Conversion Price of Preference Shares if the Company issues or reserves for issue Common Shares (or options therefor) granted or issued to employees of the Company or its subsidiaries pursuant to the Company’s Share Option Scheme from time to time.

(ix)	In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as “Common Shares Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Shares Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preference Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Share of such series shall be increased in proportion to such increase of the aggregate of Common Shares outstanding and those issuable with respect to such Common Shares Equivalents.

(x)	If the number of Common Shares outstanding at any time is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price for the Preference Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each Share of such series shall be decreased in proportion to such decrease in outstanding Shares.

(xi)	Notwithstanding the foregoing, the Conversion Price may not be reduced so that, on conversion, the Common Shares deliverable upon such conversion would fall to be issued at a discount to their par value.
6.3.5	Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Clause 6.3 or Clause 6.2) provision shall be made so that the holders of the Preference Shares shall thereafter be entitled to receive upon conversion of the Preference Shares the number of Shares or other securities or property of the Company or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Clause 6.3 with respect to the rights of the holders of the Preference Shares after the recapitalization to the end that the provisions of this Clause 6.3 (including adjustment of the Conversion Price then in effect and the number of Shares purchasable upon conversion of the Preference Shares) shall be applicable after that event as nearly equivalent as may be practicable.

6.3.6	No Impairment. The Company will not, by amendment of its Memorandum of Association or Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Clause 6.3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preference Shares against impairment.
6.3.7	No Fractional Shares. No fractions of a Common Share shall be issued upon any Share or Shares of the Preference Shares, Options or Convertible Securities, and the number of Common Shares to be issued shall be rounded to the nearest whole Share. Whether or not fractional Shares are issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

6.3.8	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preference Shares pursuant to Clause 6.3.4 or Clause 6.3.5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preference Shares at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Share of Preference Shares.

6.3.9	Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any Shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preference Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

6.3.10	Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of Shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite approval of members of any necessary amendment to this Memorandum of Association.
6.3.11	Notices. Any notice required by the provisions of this Clause 6 to be given to the holders of Preference Shares shall be deemed given if postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.
6.4	General Voting Rights.

The holder of each Preference Share shall have the right to one vote for each Common Shares into which such Preference Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any members’ meeting in accordance with the Articles of Association of the Company, and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all Shares into which Shares of Preference Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

6.5	Protective Provisions.

So long as any Preference Shares are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Preference Shares:
6.5.1	alter or change the rights, preferences or privileges of any class of Preference Shares so as to affect adversely such class of Preference Shares;

6.5.2	increase or decrease (other than by conversion) the total number of authorized Preference Shares;

6.5.3	authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Preference Shares with respect to dividends, liquidation, redemption or voting; or

6.5.4	redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Preference Shares or Common Shares other than as provided in Clause 6.2 ; provided, however, that this restriction shall not apply to the repurchase of Common Shares from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such Shares at cost upon the occurrence of certain events, such as the termination of employment;
6.5.5	increase the authorized number of directors for the corporation to a number that is greater than seven (7); or

6.5.6	take any action which would or is likely to result in any of the following in respect of the Company or any of its subsidiaries (together “Group”):-
(i)	the aggregate liabilities of the Group from time to time (whether actual or contingent) exceeding US$20 million;

(ii)	a material change in the business of any member of the Group;

(iii)	an initial public offering of any shares in any member of the Group other than a Qualifying IPO; or

(iv)	any intellectual property or assets of the Company with a value in excess of US$20 million being transferred to any member of the Group whose primary place of business is otherwise than in Hong Kong or the People’s Republic of China.
6.6	Status of Converted and Acquired Shares. No Preference Share acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued.
DIVIDENDS
107A Notwithstanding anything contained herein, no dividends shall be declared paid on the Preference Shares, unless and until a dividend in like amount is declared or paid on each outstanding Common Share. In addition, the holders of Preference Shares shall be entitled to receive on a pari passu basis, when and if declared by the board of directors, but only out of funds legally available therefore, cash dividends at the rate of one and a half times the amount paid on each outstanding Common Share.

THE COMPANIES LAW (2002 REVISION)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION
(Amended and Restated by Special Resolution dated 30th day of November, 2007)
OF
RedGate Media Inc.
1.	The name of the Company is RedGate Media Inc.

2.	The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:
(i)	(a)	To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

	(b)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.
(ii)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.
(iii)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(iv)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organise any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(v)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration thereof.
(vi)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.
In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.
4.	Except as prohibited or limited by the Companies Law (2002 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.
CLASSES, NUMBER AND PAR VALUE
OF SHARES
6.1	The authorised capital of the Company is divided into 9,394,565 Shares of US$0.10 which shall further be divided into the following classes each of which shall carry the respective rights and restrictions as are hereinafter provided but in all other respects shall be identical and shall rank pari passu with each other:
6.1.1	9,205,490 Common Shares of US$0.10 par value;

6.1.2	36,627 Class A Preference Shares of US$0.10 par value;

6.1.3	50,000 Class B Preference Shares of US$0.10 par value;

6.1.4	74,510 Class C Preference Shares of US$0.10 par value; and

6.1.5	27,938 Class D Preference Shares of US$0.10 par value
(the Class A Preference Shares, the Class B Preference Shares, the Class C Preference Shares and the Class D Preference Shares, collectively, the “Preference Shares”)
(the Common Shares and the Preference Shares, collectively, “Shares”)

The rights, preferences, privileges, and restrictions granted to and imposed on the Preference Shares are as set forth below in Clauses 6.2 through 6.6. Subject to any conditions contained in the Memorandum or Articles, the Company can resolve to create further classes of Preference Shares. All such classes of Preference Shares shall carry identical rights and restrictions other than as provided herein.
6.2	Liquidation Preference.
6.2.1	In the event of any liquidation, dissolution or winding up, of the Company, either voluntary or involuntary (“Liquidation”), the holders of then existing different classes of Preference Shares will be paid the Original Preference Share Issue Price (subject to adjustment of such fixed dollar amount for any Share splits, Share dividends, combinations, recapitalisation or the like) for that class of Preference Share (along with accrued and unpaid dividends thereon) held prior to and in preference to any distribution of any assets of the Company to the holders of Common Shares as follows:

Order of		Original Preference
Payment	Class of Preference Share	Share Issue Price
First	Class D Preference Shares	As below
Second	Class C Preference Shares	US$108.31
Third	Class B Preference Shares	US$40
Fourth	Class A Preference Shares	US$20
The Class D Preference Shares will be paid in priority to the Class C Preference Shares, the Class B Preference Shares and the Class A Preference Shares, in the following amounts; US$280.36 per Class D Preference Share in respect of those Class D Preference Shares originally issued to Harmir Realty Co LP and Michael A. Steinberg Profit Sharing Trust and US$262.88 per every other Class D Preference Share. If, upon the occurrence of a liquidation, the assets and funds distributed among the holders of the Class D Preference Shares are insufficient to permit the payment to such holders of such amounts specified in the foregoing sentence per Class D Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class D Preference Shares in proportion to the amount of such Class D Preference Shares owned by each such holder.
Upon payment of the amounts specified in the foregoing paragraph per Class D Preference Share, the Class C Preference Shares will be paid, in priority to the Class B Preference Shares and the Class A Preference Shares, US$86.50 per Class C Preference Share. If upon the occurrence of a Liquidation, the assets and funds distributed among the holders of the Class C Preference Shares are insufficient to permit the payment to such holders of US$86.50 per Class C Preference Share held, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class C Preference Shares in proportion to the amounts of such Class C Preference Shares owned by each such holder.
Upon the payment of US$86.50 per Class C Preference Share, the Class C Preference Share and the Class B Preference Shares will be paid in priority to the Class A Preference Shares. If, after the payment of US$86.50 per Class C Preference Share, the assets and funds distributed among the holders of Class C Preference Shares and Class B Preference Shares shall be insufficient to permit the payment to such holders of the full Original Preference Share Issue Price or the balance thereof, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class C and Class B Preference Shares in proportion to the amounts of such Class C and Class B Preference Shares owned by each such holder.
Upon the full satisfaction of Original Preference Share price of the Class C Preference Shares and the Class B Preference Shares, the Class A Preference Shares shall be paid their Original Preference Share Issue Price. If there shall be insufficient assets and funds to be distributed among the Class A Preference members of their full Original Preference Share Issue Price, then the remaining assets and funds of the Company shall be distributed ratably among the holders of the Class A Preference Shares in proportion to the amounts of such Class A Preference Shares owned by each such holder.
6.2.2	Upon the completion of the distribution required by Clause 6.2.1, the remaining assets and funds of the Company available for distribution to members shall be distributed among all holders of Preference Shares and Common Shares pro rata based on the number of Common Shares held by each of them (assuming full conversion of all such Preference Shares).
6.2.3	(i)	For the purposes of this Clause 6.2, “Liquidation”, shall also be deemed to be occasioned by, or to include (unless the holders of at least a majority of the each class of the Preference Shares then outstanding (including any Common Shares into which they have been converted) shall determine otherwise) a sale of all or substantially all of the assets of the Company.
(ii)	In the circumstances of a Liquidation described in Clause 6.2.3 (i), if the consideration receivable by the Company is other than cash, its value will be deemed its fair market value as determined by the Board of Directors. Any securities shall be valued as follows:
(a)	Securities not subject to investment letter or other similar restrictions on free marketability covered by (b) below:
(A)	If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

(B)	If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C)	If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of least a majority of the voting power of the then outstanding Shares of Preference Shares.
(b)	The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a member’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the fair market value determined as above in (a) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of the then outstanding Shares of such Preference Shares.
(iii)	In the event a valuation for the consideration receivable on Liquidation has not been established in accordance with the requirements of this Clause 6.2.3(ii), the Company shall either:
(a)	cause such sale to be postponed until such time as the requirements of this Clause 6.2.3(ii) have been complied with; or

(b)	cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preference Shares shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Clause 6.2.3(iv) hereof.
(iv)	The Company shall give each holder of Preference Shares written notice of any proposed sale of all or substantially all of the assets of the Company for a consideration other than cash not later than twenty (20) days prior to the members’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final Board approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Clause 6.2.3, and the Company shall thereafter give such holders prompt notice of any material changes to the terms of the proposed transaction. The transaction shall in no event become binding upon the Company sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Preference Shares that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of the then outstanding Shares of such Preference Shares.
6.3	Conversion. The holders of Shares shall have conversion rights as follows (the “Conversion Rights”):
6.3.1	Right to Convert. Each Preference Shares shall be convertible at the option of the holder into such number of fully paid Common Shares as is determined by dividing the Original Preference Share Issue Price for that particular class of Preference Share by the Conversion Price for such class of Preference Share, determined as hereafter provided, in effect on the date of the receipt by the Company of written notice of conversion pursuant to Clause 6.3.3. The initial Conversion Price per Share for Shares of a particular class of Preference Shares shall be the Original Preference Share Issue Price of that Class of Preference Share; provided, however, that the Conversion Price for the Preference Shares shall be subject to adjustment as set forth in Clause 6.3.4.
6.3.2	Automatic of Conversion.
Unless earlier converted, each Preference Share shall automatically be converted into one or more Common Shares at the Conversion Price at the time in effect for such Preference Shares immediately upon the earlier of (i) in the event of an underwritten public offering of the Common Shares where the aggregate net proceeds to the Company equal or exceed $25 million with a share price of not less than three times (3x) the then applicable Conversion Price (“Qualifying IPO”) or (ii) with regards to each Class of Preference Share, the written election to convert all the outstanding Class of Preference Shares of at least two-thirds of such Class of Preference Share outstanding at that time.

6.3.3	Mechanics of Conversion. In order to effect a conversion of Shares described herein (other than a conversion under Clause 6.3.2), the holder of the Shares to be converted shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the number of Shares to be converted and the name or names in which the certificate or certificates for Shares of Common Shares or Preference Shares, as the case may be, are to be issued. Any holder converting Shares shall surrender the certificate or certificates representing the Shares to be converted at the principal corporate office of the Company. Failure to surrender such certificate(s) shall not affect the conversion of any holder’s Shares, provided that any holder failing to surrender its certificate(s) shall deliver to the Company a duly executed Declaration of Lost Share Certificate in a form reasonably acceptable to the Company, which holder shall indemnify and hold harmless the Company from any cost or expense incurred by any person as a result of the lost certificate(s). The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares or Preference Shares, as the case may be, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the notice of conversion is received by the Company (provided that notices of conversion received after the close of business shall be deemed to have been made immediately prior to the close of business on the business day following the date such notice is received), and the Person or Persons entitled to receive the Common Shares or Preference Shares, as the case may be, issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares as of such date. If the conversion is in connection with a Qualifying IPO or other underwritten offering of securities listing on a recognised Stock Exchange, the conversion may, at the option of any holder tendering Shares for conversion (such option to be exercised by written notice delivered to the Company), be conditional upon the closing with the underwriters of the sale of Shares pursuant to such offering, in which event the holder of such Preference Shares shall not be deemed to have converted such Preference Shares until immediately prior to the closing of such sale of securities.
6.3.4	Conversion Price Adjustments of Preference Shares for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preference Shares shall be subject to adjustment from time to time as follows:
[(i)	Intentionally Left Blank];
(ii)	If after the date upon which any Class D Preference Shares were first issued (the “Class D Purchase Date”) any common shares or any Options or Convertible Securities (as defined below) (collectively “Additional Stock”) are issued by the Company or the Company enters into any agreements for the purchase or acquisition from the Company of any Additional Stock in a round of financing in which the Company raises an aggregate of at least US$16,000,000 from investors of the Company, for a consideration per share less than the Conversion Price for the Class A Preference Shares, Class B Preference Shares, Class C Preference Shares or Class D Preference Shares (as the case may be) in effect immediately prior to the issuance of such Additional Stock, the Class A Conversion Price, Class B Conversion Price, the Class C Conversion Price and/or the Class D Conversion Price (as the case may be) in effect immediately prior to each such issuance shall be adjusted by applying the following formula:

     A = B x C

where:
A = the relevant Conversion Price after adjustment;

B = the relevant Conversion Price in effect immediately prior to the date of issue or deemed issue of the Additional Stock;
C = the adjustment ratio, which shall be calculated as follows:

C =	(D+E)

(D+F)
where:
D =	the total number of Common Shares issued or agreed to be issued (on an as-converted basis for existing classes of Preference Shares) immediately prior to the issuance of the Additional Stock;

E =	the total number of Additional Stock (on an as-converted basis to Common Stock) to be issued against the Aggregate Consideration received by the Company or deemed to be issued at the relevant Conversion Price immediately prior to adjustment;

F =	the aggregate number of Additional Stock (on an as-converted basis to Common Stock) to be issued or deemed to be issued against the Aggregate Consideration received by the Company at the Effective Price per share of Additional Stock;
(iii)	For the purposes of Clause 6.3.4(ii) and Clause 6.3.4(v): “Aggregate Consideration” received or receivable by the Company for any issue or sale of Additional Stock shall
(a)	to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale or deemed issue or sale and without deduction of any expenses and duties payable by the Company;

(b)	to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board; and
(c)	if Additional Stock is issued or sold together with other shares or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Stock.
“Convertible Securities” shall mean Class A Preference Shares, Class B Preference Shares, Class C Preference Shares, Class D Preference Shares or any other securities convertible into or exchangeable for Common Shares;
“Effective Price” means the quotient determined by dividing the total number of Additional Stock issued or sold, or deemed to be issued or sold, by the Company into the Aggregate Consideration received or receivable by the Company for the issue or sale of such Additional Stock;
“Options” shall mean warrants, options or other rights to purchase or acquire Common Shares or Convertible Securities.
(iv)	In the event the Company at any time or from time to time shall issue any Options or Convertible Securities, then the maximum number of shares of Common Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and/or exercise of such Options, shall be deemed to be the amount of Additional Stock issued as of the time of such issuance of Options or Convertible Securities, provided that:
(a)	Additional Stock shall not be deemed to have been issued unless the consideration per share of such Additional Stock would be less than the Conversion Price in effect for the relevant Class of Preference Shares on the date of and immediately prior to such issue; and

(b)	in any case in which Additional Stock is deemed to be issued

(1)	so long as adjustment has already been made at the time of the deemed issue of the Additional Stock, no further adjustment in the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price or Class D Conversion Price, as applicable, shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or issuable, upon the exercise, conversion or exchange thereof, the Class A Conversion Price, Class B Conversion Price or Class C Conversion Price, as applicable, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities which are then outstanding but so that no readjustment shall be required to be made in case of Preference Shares which have been converted to Common Shares or in respect of which a conversion notice has been given; and

(3)	no readjustment pursuant to Subsection (ii) above or otherwise shall have the effect of increasing the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price or Class D Conversion Price, as applicable, to an amount that exceeds the lower of:
(aa)	the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price or Class D Conversion Price, as applicable, on the original adjustment date (immediately prior to the adjustment); or

(bb)	the Class A Conversion Price, Class B Conversion Price, Class C Conversion Price or Class D Conversion Price, as applicable, that would have resulted from any issue of Additional Stock between the original adjustment date and such readjustment date.
(4)	the consideration per share received by the Company for Additional Stock deemed to have been issued, relating to Options and Convertible Securities, shall be determined by dividing:
(aa)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such

Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(bb)	the maximum number of Common Shares (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
(v)	If the Company shall issue or agree to issue any Additional Stock after the Class D Purchase Date in a round of financing in which the Company raises less than US$16,000,000 for a consideration per share less than the Conversion Price for a relevant Class of Preference Shares in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the relevant Preference Shares in effect immediately prior to such issuance shall forthwith be reduced to a price equal to the Effective Price of such Additional Stock.

(vi)	No adjustment of the Conversion Price for the Preference Shares shall be made pursuant to the foregoing provisions of Clause 6.3.4 in an amount less than one cent per Share (US$0.01), provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

(vii)	Except to the limited extent provided for in subsection (x) below and Clause 6.3.4(iv)(b)(3), no adjustment of such Conversion Price pursuant to this Clause 6.3.4 shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(viii)	No adjustment shall be made to the Conversion Price of Preference Shares if the Company issues or reserves for issue Common Shares (or options therefor) granted or issued to employees of the Company or its subsidiaries pursuant to the Company’s Share Option Scheme from time to time.

(ix)	In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as “Common Shares Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Shares Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preference Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Share of such series shall be increased in proportion to such increase of the aggregate of Common Shares outstanding and those issuable with respect to such Common Shares Equivalents.

(x)	If the number of Common Shares outstanding at any time is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price for the Preference Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each Share of such series shall be decreased in proportion to such decrease in outstanding Shares.

(xi)	Notwithstanding the foregoing, the Conversion Price may not be reduced so that, on conversion, the Common Shares deliverable upon such conversion would fall to be issued at a discount to their par value.
6.3.5	Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Clause 6.3 or Clause 6.2) provision shall be made so that the holders of the Preference Shares shall thereafter be entitled to receive upon conversion of the Preference Shares the number of Shares or other securities or property of the Company or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Clause 6.3 with respect to the rights of the holders of the Preference Shares after the recapitalization to the end that the provisions of this Clause 6.3 (including adjustment of the Conversion Price then in effect and the number of Shares purchasable upon conversion of the Preference Shares) shall be applicable after that event as nearly equivalent as may be practicable.

6.3.6	No Impairment. The Company will not, by amendment of its Memorandum of Association or Articles of Association or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Clause 6.3.6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preference Shares against impairment.

6.3.7	No Fractional Shares. No fractions of a Common Share shall be issued upon any Share or Shares of the Preference Shares, Options or Convertible Securities, and the number of Common Shares to be issued shall be rounded to the nearest whole Share. Whether or not fractional Shares are issuable upon such conversion shall be determined on the basis of the total number of Preference Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

6.3.8	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preference Shares pursuant to Clause 6.3.4 or Clause 6.3.5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preference Shares at the time in effect, and (C) the number of Common Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Share of Preference Shares.

6.3.9	Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any Shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preference Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

6.3.10	Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preference Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of Shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite approval of members of any necessary amendment to this Memorandum of

Association.
6.3.11	Notices. Any notice required by the provisions of this Clause 6 to be given to the holders of Preference Shares shall be deemed given if postage prepaid, and addressed to each holder of record at its address appearing on the books of the Company.
6.4	General Voting Rights.
The holder of each Preference Share shall have the right to one vote for each Common Shares into which such Preference Shares could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares, and shall be entitled, notwithstanding any provision hereof, to notice of any members’ meeting in accordance with the Articles of Association of the Company, and shall be entitled to vote, together with holders of Common Shares, with respect to any question upon which holders of Common Shares have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all Shares into which Shares of Preference Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
6.5	Protective Provisions.
So long as any Preference Shares are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Preference Shares:
6.5.1	alter or change the rights, preferences or privileges of any class of Preference Shares so as to affect adversely such class of Preference Shares;

6.5.2	increase or decrease (other than by conversion) the total number of authorized Preference Shares;

6.5.3	authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over the Preference Shares with respect to dividends, liquidation, redemption or voting; or

6.5.4	redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any Preference Shares or Common Shares other than as provided in Clause 6.2 ; provided, however, that this restriction shall not apply to the repurchase of Common Shares from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such Shares at cost upon the occurrence of certain events, such as the termination of employment;

6.5.5	increase the authorized number of directors for the corporation to a number that is greater than seven (7); or

6.5.6	take any action which would or is likely to result in any of the following in respect of the Company or any of its subsidiaries (together “Group”):-
(i) the aggregate liabilities of the Group from time to time (whether actual or contingent) exceeding US$5 million;
(ii) a material change in the business of any member of the Group;
(iii) an initial public offering of any shares in any member of the Group other than a Qualifying IPO; or
(iv) any intellectual property or assets of the Company with a value in excess of US$5 million being transferred to any member of the Group whose primary place of business is otherwise than in Hong Kong or the People’s Republic of China.
6.6	Status of Converted and Acquired Shares. No Preference Share acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued.
7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2002 Revision) and, subject to the provisions of the Companies Law (2002 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

We, the undersigned, are desirous of being formed into a Company pursuant to this Memorandum of Association and the Companies Law (2002 Revision), and we hereby agree to take the numbers of shares set opposite our name below.

Number of Shares Taken
Signature, Name, Occupation, and Address of Subscriber	by Each Subscriber
For and on behalf of
Offshore Incorporations (Cayman) Limited
Corporation of Scotia Centre, 4th Floor, P.O. Box 2804	ONE
George Town, Grand Cayman
Cayman Islands

(Sd.) Authorised Signatory
DATED 8th day of January, 2003

WITNESS to the above signature:-
(Sd.) Fandy Tsoi
9th Floor, Ruttonjee House
11 Duddell Street
Central
Hong Kong
Occupation: Operations Manager
I, D. Evadne Ebanks, Assistant Registrar of Companies in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true copy of the Memorandum of Association of this Company duly incorporated on 8th January, 2003.

ASSISTANT REGISTRAR OF COMPANIES (SD.)

THE COMPANIES LAW (2002 REVISION)

Company Limited by Shares

ARTICLES OF ASSOCIATION
(Amended and Restated by Special Resolution dated 30th day of November, 2007)
OF
RedGate Media Inc.
1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Articles”	means the Articles as originally framed or as from time to time altered by Special Resolution.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Company”	means the above named Company.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes bonus.

“Member”	shall bear the meaning as ascribed to it in the Statute.

“month”	means calendar month.

“paid-up”	means paid-up and/or credited as paid-up.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“share”	includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute and includes a resolution approved in writing as described therein.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.
Words importing the singular number only include the plural number and vice versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons only include corporations.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES
4.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

5.	Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.
ISSUE OF SHARES
6.	Subject to the provisions, if any, in that behalf in the Memorandum of Association and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in these Articles of Association, the Company shall be precluded from issuing bearer shares, warrants, coupons or certificates.

7.	The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.
TRANSFER OF SHARES
8.	The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9.	The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

10.	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.
REDEEMABLE SHARES
11.	(a)	Subject to the provisions of the Statute and the Memorandum of Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

	(b)	Subject to the provisions of the Statute and the Memorandum of Association, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital.
VARIATION OF RIGHTS OF SHARES
12.	If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

The provisions of these Articles relating to general

meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

13.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
COMMISSION ON SALE OF SHARES
14.	The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.
NON-RECOGNITION OF TRUSTS
15.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.
LIEN ON SHARES
16.	The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

17.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

18.	To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
CALL ON SHARES
20.	(a)	The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

	(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

	(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
21.	If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

22.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

23.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.
24.	(a)	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

	(b)	No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.
FORFEITURE OF SHARES
25.	(a)	If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

	(b)	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

	(c)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
26.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

27.	A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

28.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.
REGISTRATION OF EMPOWERING
INSTRUMENTS
29.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES
30.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.
31.	(a)	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

	(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.
32.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.
AMENDMENT OF MEMORANDUM OF
ASSOCIATION, CHANGE OF
LOCATION OF REGISTERED OFFICE &
ALTERATION OF CAPITAL
33.	(a)	Subject to and in so far as permitted by the provisions of the Statute, the Company may from time to time by ordinary resolution alter or amend its Memorandum of Association otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:
(i)	increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine.

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.
(b)	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

(d)	Without prejudice to Article 11 hereof and subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR
FIXING RECORD DATE
34.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

35.	In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

36.	If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.
GENERAL MEETING
37.	(a)	Subject to paragraph (c) hereof, the Company shall within one year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

	(b)	At these meetings the report of the Directors (if any) shall be presented.

	(c)	If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

38.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

	(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

	(c)	If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

	(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.
NOTICE OF GENERAL MEETINGS
39.	At least five days notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 38 have been complied with, be deemed to have been duly convened if it is so agreed:
(a)	in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

(b)	in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 75 per cent in nominal value or in the case of shares without nominal or par value 75 per cent of the shares in issue, or their proxies.
40.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.
PROCEEDINGS AT GENERAL MEETINGS
41.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; two Members present in person or by proxy shall be a quorum provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

42.	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

43.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

44.	The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

45.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

46.	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

47.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

48.	Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

49.	The demand for a poll may be withdrawn.

50.	Except as provided in Article 52, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

51.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

52.	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.
VOTES OF MEMBERS
53.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member of record present in person or by proxy at a general meeting shall have one vote and on a poll every Member of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members.

54.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

55.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

56.	No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

57.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

58.	On a poll or on a show of hands votes may be given either personally or by proxy.
PROXIES
59.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

60.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

61.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

62.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

63.	Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

64.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.
DIRECTORS
65.	There shall be a Board of Directors consisting of not less than one or more than twelve persons (exclusive of alternate Directors) PROVIDED HOWEVER that the Company may from time to time by ordinary resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum of Association or a majority of them.

66.	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

67.	The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

68.	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

69.	A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

70.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

71.	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

72.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

73.	A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 72 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.
ALTERNATE DIRECTORS
74.	Subject to the exception contained in Article 82, a Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.
POWERS AND DUTIES OF DIRECTORS
75.	The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

76.	The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

77.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

78.	The Directors shall cause minutes to be made in books provided for the purpose:
(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.
79.	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

80.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.
MANAGEMENT
81.	(a)	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

	(b)	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

	(c)	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

	(d)	Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.
MANAGING DIRECTORS
82.	The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

83.	The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.
PROCEEDINGS OF DIRECTORS
84.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In case of an equality of votes, the Chairman shall have a second or casting vote.

85.	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two days notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 40 shall apply mutatis mutandis with respect to notices of meetings of Directors.

86.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two, a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

87.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

88.	The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

89.	The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

90.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

91.	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

92.	Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.
93.	(a)	A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

	(b)	The provisions of Articles 59-62 shall mutatis mutandis apply to the appointment of proxies by Directors.
VACATION OF OFFICE OF DIRECTOR
94.	The office of a Director shall be vacated:
(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind.
APPOINTMENT AND REMOVAL OF
DIRECTORS
95.	The Company may by ordinary resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

96.	The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.
PRESUMPTION OF ASSENT
97.	A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.
SEAL
98.	(a)	The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

	(b)	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

	(c)	A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.
OFFICERS
99.	The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.
DIVIDENDS, DISTRIBUTIONS AND RESERVE
100.	Subject to the Statute, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore.

101.	The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

102.	No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

103.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

104.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

105.	The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

106.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

107.	No dividend or distribution shall bear interest against the Company.
CAPITALISATION
108.	The Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
BOOKS OF ACCOUNT
109.	The Directors shall cause proper books of account to be kept with respect to:
(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.
Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

110.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

111.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.
AUDIT
112.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

113.	The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

114.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

115.	Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES
116.	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.
117.	(a)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of 60 hours after the letter containing the same is posted as aforesaid.

	(b)	Where a notice is sent by cable, telex, telecopy or electronic message, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.
118.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

119.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

120.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:
(a)	every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members.

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting; and No other person shall be entitled to receive notices of general meetings.
WINDING UP
121.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and, subject to the Memorandum of Association, may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

122.	If the Company shall be wound up, the terms of Clause 6 of the Memorandum of Association shall apply.
INDEMNITY
123.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

FINANCIAL YEAR
124.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.
AMENDMENTS OF ARTICLES
125.	Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.
TRANSFER BY WAY OF CONTINUATION
126.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

For and on behalf of
Offshore Incorporations (Cayman) Limited
Corporation
of Scotia Centre, 4th Floor, P.O. Box 2804
George Town, Grand Cayman
Cayman Islands

(Sd.) Authorised Signatory
DATED 8th day of January, 2003
WITNESS to the above signature:-
(Sd.) Fandy Tsoi
9th Floor, Ruttonjee House
11 Duddell Street
Central
Hong Kong
Occupation: Operations Manager
I, D. Evadne Ebanks, Assistant Registrar of Companies in and for the Cayman Islands, DO HEREBY CERTIFY that this is a true copy of these Articles of Association of this Company duly incorporated on 8th January, 2003.

ASSISTANT REGISTRAR OF COMPANIES (SD.)